 Exhibit (a)(1)(B)
LETTER OF TRANSMITTAL
to Tender Registered Ordinary Shares
of
VECTIVBIO HOLDING AG
at
a price per share equal to $17.00, net to the seller in cash, without interest, and subject to deduction for any applicable withholding taxes,
Pursuant to the Offer to Purchase
dated May 31, 2023
by
IRONWOOD PHARMACEUTICALS, INC.
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE FOLLOWING 11:59 P.M., EASTERN TIME, ON JUNE 28, 2023, UNLESS THE OFFER IS EXTENDED OR TERMINATED.
THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS TO COMPUTERSHARE TRUST COMPANY, N.A. (THE “DEPOSITARY & PAYING AGENT”) AT ONE OF THE ADDRESSES SET FORTH BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS OR INSTRUCTIONS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO IRONWOOD PHARMACEUTICALS, INC. OR INNISFREE M&A INCORPORATED (THE “INFORMATION AGENT”) WILL NOT BE FORWARDED TO THE DEPOSITARY & PAYING AGENT AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY (THE “BOOK-ENTRY TRANSFER FACILITY”) WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY & PAYING AGENT.
Mail or deliver this Letter of Transmittal, together with any required documents, to:
COMPUTERSHARE TRUST COMPANY, N.A.
If delivering by Registered & Overnight Mail:	If delivering by First Class Mail:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011
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DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on DRS Account)	Shares Tendered (Attach additional list if necessary – See Instruction 3)
	Total Number of Shares Held in Book-Entry Form*	Total Number of Shares Evidenced by DRS Shares**	Number of Shares Tendered***

Total Shares

*
Need not be completed by shareholders tendering Shares held through a book-entry/direct registration account (a “DRS Account”) maintained by VectivBio Holding AG’s transfer agent (such Shares, “DRS Shares”).

**
Need not be completed by shareholders tendering by book-entry transfer.

***
Unless otherwise indicated, it will be assumed that all Shares described above are being tendered. See Instruction 4.

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YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE OFFER TO PURCHASE OR THIS LETTER OF TRANSMITTAL MAY BE MADE TO OR OBTAINED FROM THE INFORMATION AGENT AT ITS TELEPHONE NUMBER OR E-MAIL ADDRESS SET FORTH BELOW.
You must sign this letter of transmittal (together with any amendments or supplements hereto, this “Letter of Transmittal”) in the appropriate space provided below, with signature guarantee if required, and complete the enclosed Internal Revenue Service Form W-9, if required (or provide an applicable Internal Revenue Service Form W-8).
The Offer (as defined below) is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction or any administrative or judicial action pursuant thereto. Purchaser (as defined below) may, in its discretion, take such action as it deems necessary to make the Offer to holders of Shares (as defined below) in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
This Letter of Transmittal is to be used if DRS Shares are being tendered or, unless an Agent’s Message (as defined below) is utilized, if delivery of Shares is to be made by book-entry transfer into the Depositary & Paying Agent’s account at the Book-Entry Transfer Facility pursuant to the procedures set forth in Section 3 of the Offer to Purchase (as defined below).
If you wish to tender your Shares in the Offer, but: (a) you cannot comply with the procedures for book-entry transfer prior to the Expiration Date; or (b) your required documents cannot be delivered to the Depositary & Paying Agent prior to the Expiration Date, you may still tender your Shares by complying with the guaranteed delivery procedures described in Section 3 of the Offer to Purchase. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary & Paying Agent.
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NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY
☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER INTO THE DEPOSITARY & PAYING AGENT’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:
Account Number:
Transaction Code:
☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY & PAYING AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Shareholder(s):
Date of Execution of Notice of Guaranteed Delivery:                     , 2023
Name of Eligible Institution which Guaranteed Delivery:
If Delivery is by Book-Entry Transfer:
Name of Tendering Institution:
Account Number:
Transaction Code Number:
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Ladies and Gentlemen:
The undersigned hereby tenders to Ironwood Pharmaceuticals, Inc. (“Purchaser”), a Delaware corporation, the above-described registered ordinary shares, nominal value of CHF 0.05 per share (individually, a “Share” and collectively, the “Shares”), of VectivBio Holding AG (“VectivBio”), a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland, pursuant to Purchaser’s offer to purchase all the outstanding Shares for $17.00 per Share net to the shareholders of VectivBio in cash (the “Offer Price”), without interest and subject to any applicable withholding taxes, on the terms and subject to the conditions set forth in the offer to purchase, dated May 31, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (together with the Offer to Purchase, the “Offer”). The Offer expires at one minute following 11:59 p.m., Eastern Time, on June 28, 2023, unless extended or earlier terminated as described in the Offer to Purchase (as may be extended from time to time, the “Expiration Date”).
Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), subject to, and effective upon, acceptance for payment of and payment for the Shares validly tendered herewith prior to the Expiration Date (as defined in the Offer to Purchase), and not properly withdrawn pursuant to the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of Purchaser, all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after the date hereof) and irrevocably appoints Purchaser the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all such other Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest in the tendered Shares) to the full extent of such shareholder’s rights with respect to such Shares, to: (i) transfer ownership of such Shares (and all other such Shares or securities) held in a DRS Account, or transfer ownership of such Shares (and all such other Shares or securities) on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser; (ii) present such Shares (and all such other Shares or securities) for transfer on the books of VectivBio; and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities), all in accordance with the terms of the Offer.
By executing this Letter of Transmittal (or taking action resulting in the delivery of an Agent’s Message), the undersigned hereby irrevocably appoints Sravan Emany and John Minardo in their respective capacities as officers of Purchaser, and any other person designated in writing by Purchaser, as the true and lawful agents, attorneys, attorneys-in-fact and proxies of the undersigned, each with full power of substitution to: (i) vote at any ordinary or extraordinary general meeting of VectivBio’s shareholders or any postponement thereof, by written consent or otherwise, in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper; and (ii) otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, in each case with respect to all of the Shares tendered hereby and accepted for payment by Purchaser (and any and all other Shares or other securities issued or issuable in respect thereof on or after the date hereof); provided that this appointment will be effective if and when, and only to the extent that, Purchaser accepts such Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Shares by Purchaser in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any other powers of attorney, proxies or consents granted by the undersigned at any time with respect to such Shares (and all such other Shares or securities), and no subsequent powers of attorney or proxies will be given, nor subsequent consents executed by the undersigned with respect thereto (and, if previously given or executed, will cease to be effective).
The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered herein (and any and all other Shares or other securities issued or issuable in respect thereof on or after the date hereof) and that when the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned hereby represents and warrants that the undersigned is a participant whose name appears on a
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security position listing as the owner of such Shares in a DRS Account, or that the undersigned is a participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of such Shares. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary & Paying Agent or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and all such other Shares or securities).
It is understood that the undersigned will not receive payment for the Shares unless and until the Shares are accepted for payment and, in the case of a book-entry transfer, until the ownership of Shares is validly transferred on the account books maintained by the Book-Entry Transfer Facility, and until the same are processed for payment by the Depositary & Paying Agent.
IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THE SHARES AND ALL REQUIRED DOCUMENTS (INCLUDING DELIVERY THROUGH DTC) IS AT THE OPTION AND RISK OF THE UNDERSIGNED AND THAT THE RISK OF LOSS OF SUCH SHARES AND OTHER DOCUMENTS SHALL PASS ONLY AFTER THE DEPOSITARY HAS ACTUALLY RECEIVED THE SHARES (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION (AS DEFINED BELOW)). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. DELIVERY WILL BE DEEMED EFFECTIVE AND RISK OF LOSS AND TITLE WILL PASS FROM THE OWNER ONLY WHEN RECEIVED BY THE DEPOSITARY & PAYING AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
All authority herein conferred or agreed to be conferred shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.
The undersigned understands that the valid tender of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer. Purchaser’s acceptance of such Shares for payment will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment). Without limiting the foregoing, if the price to be paid in the Offer is amended in accordance with the terms of the transaction agreement described in the Offer, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this Letter of Transmittal. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, Purchaser may not be required to accept for payment any Shares tendered hereby and may terminate the Offer in accordance with the terms of the transaction agreement described in the Offer and return all tendered Shares to tendering shareholders. Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Purchaser to pay the consideration offered or return the Shares tendered promptly after the termination or withdrawal of the Offer. If any tendered Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, (i) in the case of DRS Shares, the unpurchased Shares will be credited to the undersigned’s DRS Account or (ii) in the case of Shares delivered by book-entry transfer into the Depositary & Paying Agent’s account at the Book-Entry Transfer Facility pursuant to the procedures set forth in Section 3 of the Offer to Purchase, the unpurchased Shares will be credited to the undersigned’s account maintained at the Book-Entry Transfer Facility, without expense to the undersigned, promptly following the expiration, termination or withdrawal of the Offer.
Unless otherwise indicated in the box labeled “Special Payment Instructions,” please issue the check or wire for the purchase price of any Shares purchased and, if appropriate, return any Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing above under “Description of Shares Tendered” (and, in the case of DRS Shares or Shares tendered by book-entry transfer, by credit to the DRS Account or the account at the Book-Entry Transfer Facility, respectively). Similarly, unless otherwise indicated in the box labeled “Special Delivery Instructions,” please send the check or wire for the purchase price of any Shares purchased to the address(es) of the registered holder(s) appearing above under “Description of Shares Tendered.” In the event that the boxes labeled “Special Payment Instructions” and
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“Special Delivery Instructions” are both completed, please issue the check or wire for the purchase price of any Shares purchased and, if appropriate, return any Shares not tendered or accepted for payment in the name(s) of, and send the check or wire to, the person(s) so indicated. The undersigned recognizes that Purchaser has no obligation, pursuant to the completion of the box labeled “Special Payment Instructions,” to transfer any Shares from the name of the registered holder(s) thereof if Purchaser does not accept for payment any of such Shares so tendered.
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SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 6, 7, 8 and 9)
To be completed ONLY if the check or wire for the purchase price of Shares purchased (less the amount of any applicable taxes, duties, levies and social security contributions required to be withheld) is to be issued in the name of someone other than the registered holder(s) or if DRS Shares or Shares tendered by book-entry transfer which are not accepted for payment are to be returned by credit to a DRS Account or an account maintained at a Book-Entry Transfer Facility other than the account designated above.
Issue check or wire to:
Name:

(Please Print)
Address:

(Include Zip Code)
Taxpayer Identification Number:
☐
Credit DRS Shares not accepted for payment to the DRS Account set forth below:

Account Name:
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 6, 7,8 and 9)
To be completed ONLY if the check or wire for the purchase price of Shares purchased (less the amount of any applicable taxes, duties, levies and social security contributions required to be withheld) is to be sent to someone other than the registered holder(s) or to the registered holder(s) at an address other than the address(es) appearing above under “Description of Shares Tendered.”
Issue wire to:
Name:

(Please Print)
Address:

(Include Zip Code)
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SIGN HERE
(Please complete the enclosed Internal Revenue Service Form W-9 or provide an applicable Internal Revenue Service Form W-8)
Sign Here:
Sign Here:
Signature(s) of Shareholder(s)
Dated                  , 2023
Name(s):
Business name, if different from above:
(Please Print)
Capacity (Full Title):
Address:

(Include Zip Code)
Area Code and Telephone Number:
(Must be signed by registered holder(s) exactly as name(s) appear(s) on the DRS Account or security position listing or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)
Guarantee of Signature(s)
(If required; see Instructions 1 and 5)
(For use by Eligible Institutions only.
Place medallion guarantee in space below.)
Name of Firm:
Address:

(Include Zip Code)
Authorized Signature:
Name:

(Please Print)
Area Code and Telephone Number:
Dated                  , 2023
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INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer
1.   Guarantee of Signatures.   Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the NASDAQ Medallion Stamp Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Exchange Act) (each, an “Eligible Institution”). No signature guarantee is required if (i) this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, includes any participant in any of the Book-Entry Transfer Facility’s systems whose name appears on a security position listing as the holder(s) of Shares) tendered herewith and such holder(s) have not completed either the box labeled “Special Payment Instructions” or the box labeled “Special Delivery Instructions” on this Letter of Transmittal or (ii) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.
2.   Delivery of Letter of Transmittal and Shares.   This Letter of Transmittal is to be used if DRS Shares are being tendered, or, unless an Agent’s Message is utilized, if delivery of Shares is to be made by book-entry transfer into the Depositary & Paying Agent’s account at the Book-Entry Transfer Facility pursuant to the procedures set forth in Section 3 of the Offer to Purchase. A properly completed and duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry delivery of Shares, an Agent’s Message in lieu of the Letter of Transmittal), if applicable, a confirmation of a book-entry transfer into the Depositary & Paying Agent’s account at the Book-Entry Transfer Facility of all Shares delivered by book-entry transfer, and any other documents required by this Letter of Transmittal must be received by the Depositary & Paying Agent at one of its addresses set forth on the front page of this Letter of Transmittal prior to the Expiration Date.
Shareholders who cannot deliver their required documents to the Depositary & Paying Agent or complete the procedures for book-entry transfer prior to the Expiration Date may tender their Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
Under the guaranteed delivery procedures:
(i)
such tender must be made by or through an Eligible Institution;

(ii)
a properly completed and duly executed Notice of Guaranteed Delivery in the form provided by Purchaser with the Offer to Purchase must be received by the Depositary & Paying Agent prior to the Expiration Date; and

(iii)
a properly completed and duly executed Letter of Transmittal together with any required signature guarantees (or, in the case of a book-entry delivery of Shares, an Agent’s Message in lieu of the Letter of Transmittal), if applicable, a confirmation of a book-entry transfer into the Depositary & Paying Agent’s account at the Book-Entry Transfer Facility of all Shares delivered by book-entry transfer, and any other required documents, must be received by the Depositary & Paying Agent within two trading days after the date of execution of the Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase. A “trading day” is any day on which the Nasdaq Stock Market is open for business. “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary & Paying Agent and forming a part of a book-entry confirmation stating that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Purchaser may enforce that agreement against the participant.

The method of delivery of Shares, including delivery through a DRS Account or the Book-Entry Transfer Facility, this Letter of Transmittal and all other required documents is at the election and sole risk of the tendering shareholders, and delivery will be deemed made only when actually received by the Depositary & Paying Agent (including, in the case of a book-entry delivery, by confirmation of a book-entry transfer of such
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Shares into the Depositary & Paying Agent’s account at the Book-Entry Transfer Facility). In all cases, you should allow sufficient time to ensure timely delivery.
No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. By executing this Letter of Transmittal, the tendering shareholder waives any right to receive any notice of the acceptance for payment of the Shares.
3.   Inadequate Space.   If the space provided herein is inadequate, the number of Shares should be listed on a separate signed schedule attached hereto.
4.   Partial Tenders (Not Applicable to Shareholders Who Tender by Book-Entry Transfer).   If fewer than all the Shares held in any DRS Account are to be tendered, fill in the number of Shares which are to be tendered in the box labeled “Number of Shares Tendered.” All DRS Shares delivered to the Depositary & Paying Agent will be deemed to have been tendered unless otherwise indicated.
5.   Signatures on Letter of Transmittal; Stock Powers and Endorsements.   If any of the Shares tendered hereby are held of record by two or more joint owners, all such persons must sign this Letter of Transmittal.
If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit proper evidence satisfactory to Purchaser of his or her authority to so act.
6.   Share Transfer Taxes.   Except as otherwise provided in this Instruction 6, all transfer, documentary, sales, use, stamp, registration and other similar taxes and fees with respect to the transfer of Shares pursuant to the Offer shall be borne by Purchaser and shall not be a liability of holders of Shares. If the payment of the Offer Price is to be made to a person other than the person in whose name the tendered Shares are registered on the share transfer books of VectivBio, it shall be a condition of payment that the person requesting such payment shall have paid all transfer and other similar taxes required by reason of the payment of the Offer Price to a person other than the registered holder of the Shares tendered, or shall have established to the satisfaction of Purchaser that such taxes either have been paid or are not applicable.
7.   Special Payment and Delivery Instructions.   If the wire for the purchase price of any Shares purchased is to be issued, or any Shares not tendered or accepted for payment are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal, or if the wire for Shares not tendered or accepted for payment are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than the address(es) appearing above under “Description of Shares Tendered,” the appropriate boxes on this Letter of Transmittal should be completed. A shareholder tendering DRS Shares or Shares by book-entry transfer may request that Shares not purchased be credited to such DRS Account or account at the Book-Entry Transfer Facility as such shareholder may designate in the box labeled “Special Payment Instructions.” If no such instructions are given, any such Shares not purchased will be returned by crediting the DRS Account or account at the Book-Entry Transfer Facility designated above.
8.   Wire Payment Option.   Any shareholder electing to receive payment in a currency other than U.S. Dollars (USD), or to receive a USD wire to a bank outside the U.S. (if allowed by the recipient bank), must complete the attached International Currency Exchange Registration Form and return it with this Letter of Transmittal. Any shareholder who elects to receive a USD wire to a bank in the U.S. must complete the attached Wire Acknowledgement Form and return it with this Letter of Transmittal.
9.   Internal Revenue Service Form W-9 or Form W-8.   Under applicable U.S. federal income tax laws, unless certain certification requirements are met, the Depositary & Paying Agent generally will be required to withhold at the applicable backup withholding rate (currently 24%) from certain payments made to shareholders pursuant to the Offer. In order to avoid such backup withholding, each tendering shareholder, and, if applicable, each other payee, that is a United States person for U.S. federal income tax purposes must provide the Depositary & Paying Agent with the shareholder’s or payee’s taxpayer identification number and certify that such shareholder or payee is not subject to backup withholding (or is exempt from backup withholding) by completing the enclosed Internal Revenue Service Form W-9. In general, if a shareholder or
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payee is an individual, the taxpayer identification number is the social security number of such individual. If the shareholder or payee does not provide the Depositary & Paying Agent with its correct taxpayer identification number, the shareholder or payee may be subject to certain penalties imposed by the Internal Revenue Service. Certain shareholders or payees (including shareholders and payees who are not United States persons for U.S. federal income tax purposes) are exempt from these backup withholding requirements under certain circumstances. In order to satisfy the Depositary & Paying Agent that a foreign shareholder or payee qualifies as an exempt recipient, such shareholder or payee must submit to the Depositary & Paying Agent a properly completed Internal Revenue Service Form W-8 applicable to such shareholder or payee, signed under penalties of perjury, attesting to that shareholder or payee’s status as other than a United States person for U.S. federal income tax purposes. Internal Revenue Service Form W-8 can be obtained from the Depositary & Paying Agent or the Internal Revenue Service (www.irs.gov/formspubs/index.html). For further information concerning backup withholding and instructions for completing the Internal Revenue Service Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Internal Revenue Service Form W-9 if Shares are held in more than one name), please consult the instructions to the enclosed Internal Revenue Service Form W-9.
Failure to complete the Internal Revenue Service Form W-9 or provide the applicable Internal Revenue Service Form W-8 will not, by itself, cause Shares to be deemed invalidly tendered but may require the Depositary & Paying Agent to withhold at the applicable backup withholding rate on any payments made pursuant to, or in connection with, the Offer. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld, or if withholding results in an overpayment of taxes, a refund may generally be obtained, provided, in each case, that such taxpayer timely furnishes the required information to the Internal Revenue Service. Each tendering shareholder should consult with its tax advisor regarding (i) qualifications for exemption from backup withholding and (ii) the procedure for obtaining that exemption.
10.   Requests for Assistance or Additional Copies.   If you have questions or need assistance, you should contact the Information Agent at its telephone number or e-mail address set forth on the back cover of this Letter of Transmittal. If you require additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, the Internal Revenue Service Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at Purchaser’s expense.
11.   Waiver of Conditions; Irregularities.   Purchaser will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and its determination will be final and binding. Purchaser reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. Purchaser also reserves the absolute right to waive any defect or irregularity in any tender of Shares. No tender of Shares will be deemed to have been validly made until all defects and irregularities with respect to such tender have been cured or waived. None of Purchaser, the Depositary & Paying Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification. Purchaser’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.
IMPORTANT:   This Letter of Transmittal, together with any signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message, and any other required documents, must be received by the Depositary & Paying Agent prior to the Expiration Date and in the case of a book-entry transfer, Shares must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the Expiration Date, or the tendering shareholder must comply with the procedures for guaranteed delivery.
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The Information Agent for the Offer is:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Shareholders may call toll free: (877) 750-0537
Banks and Brokers may call collect: (212) 750-5833
VOLUNTARY CORPORATE ACTION COY: VECT

C1234567890 J N T MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C O Y Computershare Trust Company, N.A. P.O. Box 505004 Louisville KY 40233-5004 Within USA, US territories & Canada (800) 546-5141 Outside USA, US territories & Canada (781) 575-2765 www.computershare.com International Currency and Wire Exchange Registration Form + . 2 U G P 03L7AA 2UGP_00Q9RI_01 Step 3. Instructions for Electronic Funds Transfers. If you choose a currency other than your local currency, your bank may require an intermediary bank and there may also be restrictions on the currency type and payment method available. Consult with your bank for the information you will need to complete this section. A glossary of terms and instructions can be found on the following page. The name on your bank account must exactly match the name on your stock account or your request will not be able to be processed and fees may be applied. Country Specific Requirements (Please contact your bank if these apply) – See instructions on back for further details on country specific requirements. _______________________________________________________________________________________________________________________________________________________ + To receive payments for this account in a currency other than U.S. Dollars (USD), or to receive a USD wire to a bank outside the U.S. (if allowed by the recipient bank), follow the below steps. If you wish to receive your payment in check form, a $35.00 fee will be deducted from the proceeds prior to receipt. Step 1. Select Currency Type: Print the 3 digit code from the International Currencies List. Step 2. Select Payment Method (Check One): Refer to the Schedule of Fees referenced within the cover letter for information on the applicable fees. Your Bank Account Information (where funds are to be sent): Bank Account Number/IBAN: ________________________________________________ Bank Name: _______________________________________________________________ Bank Address 1: ___________________________________________________________ Bank Address 2: ___________________________________________________________ Bank Address 3: ___________________________________________________________ ABA/SWIFT/BIC/Sort Code/BSB: _____________________________________________ Bank Local Code (if applicable): ______________________________________________ Intermediary Bank Information (if applicable): Bank Name: _______________________________________________________________ Bank Address 1: ___________________________________________________________ Bank Address 2: ___________________________________________________________ Bank Address 3: ___________________________________________________________ ABA/SWIFT/BIC/Sort Code/BSB: _____________________________________________ YOU MUST COMPLETE THE AUTHORIZATION SECTION ON THE REVERSE OF THIS FORM IN ORDER FOR YOUR REQUEST TO BE PROCESSED Scan: CA Private Electronic Funds/Wire Transfer (go to Step 3) Check (International Currency) (go to Step 4) NNNNNNNNNNNN NNNNNNNNN NNNNNN

International Currency and Wire Exchange Registration Form . Step 4. Authorization — All account holders must sign and date below. By signing below, I/we acknowledge that I/we have read, agree, and consent to all the terms and conditions of the International Currency Exchange and International Wire Services Agreement and agree to the other payment instructions made on this form. ________________________________________ ___________________ Signature Date ________________________________________ ___________________ All Other Account HoldersDate Step 5: Additional Contact Information Email Address: __________________________________________________ Daytime Phone Number: ___________________________________________ Please return the completed form to: Computershare Trust Company, N.A. P.O. Box 505004 Louisville KY 40233-5004 2UGP_00Q9RI_02 Scan: CA Private Glossary of Terms ABA – A 9 digit American Banking Association routing code. Bank Local Code – Any code specific to your country that is required for an electronic funds transfer. BSB – A 6 digit Bank State Branch code used in Australia. IBAN – International Bank Account Number. Sort Code - A 6 digit identifier issued to banks and other institutions in the United Kingdom used to identify specific branches within a Bank. SWIFT or SWIFT BIC Code – An 8 or 11 character bank routing ID used by SWIFT members to electronically transmit international wires. An 8 character SWIFT code represents the main branch of a bank and the 11 character SWIFT code represents a specific branch. Instructions for the International Currency and Wire Payment Registration Form Step 1: Requested Currency for Payment – Refer to the enclosed International Currencies List and enter your preferred currency for your payments. This list is subject to change at any time and without notice. If the currency you selected is not allowed for the country, or if there are any legal restrictions within the country where your bank is located, we will be unable to register you in the International Currency Payment Program. Please contact your bank with any questions regarding legal restrictions and contact us for a current list of currencies available. Step 2: Payment Method – Select whether you elect to receive payments by check or electronic funds transfer. Please refer to the enclosed International Currencies List to verify that the payment method you are selecting is available for the currency you indicated in Step 2. Step 3: Bank Information – If you select electronic funds transfer as your payment method, you must provide your bank information. Please include your full bank address. If you are unsure of any of the information please contact your bank for assistance regarding electronic funds transfer instructions. Intermediary Bank Information – Complete this only if you select a currency other than the currency of your bank country OR if you know your bank requires an intermediary bank to complete electronic funds transfers. For example, if your bank is in France and you request U.S. Dollars as your currency, your bank may use another bank to complete electronic fund transfers. Not providing this information may delay receipt of your funds. Please contact your bank for its ABA/SWIFT/BIC/IBAN/Sort Code and to find out if it requires an intermediary bank. Country Specific Information - Some countries require additional information to receive funds electronically. Below is a partial list of Countries and their requirements: Country Canada Chile Colombia Eurozone Great Britain Israel India Additional Information Required Head Office BIC Code and 5 Digit Transit Number Beneficiary’s RUT, Beneficiary’s Account Type, Beneficiary’s Chilean Phone Number Beneficiary’s Tax ID, Beneficiary’s Colombian Phone Number IBAN Chaps SORT Code Bank Number Code and Branch Code and IBAN PIN (Postal Code) Country Kazakhstan Kenya Korea Mexico Morocco Peru South Africa Taiwan Additional Information Required Beneficiary’s BNN/INN KBA Bank Code Beneficiary’s Korean telephone number, full bank name and address Beneficiary’s CLABE number or Debit card Beneficiary’s RIB number Beneficiary’s Codigo de Cuenta Interbancario South African National Clearing Code Beneficiary’s Taiwan telephone number

. Currencies ● Please select a payment method - electronic funds transfer or check - that is available for the currency you select. Some currencies are only available by electronic funds transfer and are not available by check. If you select a currency not available by the payment method that you select, your request will not be able to be processed. Electronic Funds Transfer is an available payment method for the currencies listed below. This list is subject to change 2UGP_00Q9RI_03 AUD BSD BHD BBD BZD BMD BOB BWP GBP BND BGN BIF CAD XAF CLP COP CRC CZK DKK DJF DOP EGP AED EUR FJD PHP GMD GHC GTQ HTG AUSTRALIAN DOLLAR BAHAMIAN DOLLAR BAHRAINI DINAR BARBADIAN DOLLAR BELIZEAN DOLLAR BERMUDIAN DOLLAR BOLIVIAN BOLIVIANO BOTSWANIAN PULA BRITISH POUND STERLING BRUNEIAN DOLLAR BULGARIAN LEV BURUNDIAN FRANC CANADIAN DOLLAR CENTRAL AFRICAN STATES CFA FRANC CHILEAN PESO COLOMBIAN PESO COSTA RICAN COLON CZECH KORUNA DANISH KRONE DJIBOUTIAN FRANC DOMINICAN PESO EGYPTIAN POUND EMIRIAN DIRHAM EURO FIJIAN DOLLAR FILIPINO PESO GAMBIAN DALASI GHANAIAN CEDI GUATEMALAN QUETZAL HAITIAN GOURDE HNL HKD HUF INR IDR ILS JMD JPY JOD KZT KES KWD LBP LTL MGA MYR MWK MUR MXN MAD NPR ANG NZD VUV NGN NOK OMR PKR PGK PYG HONDURAN LEMPIRA HONG KONGESE DOLLAR HUNGARIAN FORINT INDIAN RUPEE INDONESIAN RUPIAH ISRAELI SHEKEL JAMAICAN DOLLAR JAPANESE YEN JORDANIAN DINAR KAZAKHSTANI TENGE KENYAN SHILLING KUWAITI DINAR LEBANESE POUND LITHUANIAN LITAS MALAGASY ARIARY MALASIAN RINGGIT MALAWIAN KWACHA MAURITIAN RUPEE MEXICAN PESO MOROCCAN DIRHAM NEPALESE RUPEE NETHERLANDS ANTILLIAN GUILDER NEW ZEALANDER DOLLAR NI-VANUATU VATU NIGERIAN NAIRA NORWEGIAN KRONER OMANI RIAL PAKISTANI RUPEE PAPUA NEW GUINEAN KINA PARAGUAYAN GUARANI PEN PLN QAR RON RWF WST SAR RSD SCR SGD SBD ZAR KRW LKR SEK CHF TWD TZS THB TOP TTD TRY USD XOF YER ZMK PERUVIAN NUEVOS SOLES POLISH ZLOTY QATARI RIAL ROMANIAN LEU RWANDAN FRANC SAMOAN TALA SAUDI ARABIAN RIYAL SERBIAN DINAR SEYCHELLOIS RUPEE SINGAPOREAN DOLLAR SOLOMON ISLANDER DOLLAR SOUTH AFRICAN RAND SOUTH KOREAN WON SRI LANKAN RUPEE SWEDISH KRONA SWISS FRANC TAIWANESE DOLLAR TANZANIAN SHILLING THAI BAHT TONGAN PA’ANGA TRINIDADIAN AND TOBAGONIAN DOLLAR TURKISH LIRA UNITED STATES DOLLAR WEST AFRICAN STATES CFA FRANC YEMENI RIAL ZAMBIAN KWACHA Currency Code Currency Code Currency Code Description DescriptionDescription Currency Code Currency Code Currency Code Description DescriptionDescription AUD BHD GBP BND CAD DKK AED EUR FJD HKD INR AUSTRALIAN DOLLAR BAHRAINI DINAR BRITISH POUND STERLING BRUNEIAN DOLLAR CANADIAN DOLLAR DANISH KRONE EMIRIAN DIRHAM EURO FIJIAN DOLLAR HONG KONGESE DOLLAR INDIAN RUPEE IDRILS JPY KES KWDMXNMADNZD NOK OMRSAR INDONESIAN RUPIAH ISRAELI SHEKEL JAPANESE YEN KENYAN SHILLING KUWAITI DINAR MEXICAN PESO MOROCCAN DIRHAM NEW ZEALANDER DOLLAR NORWEGIAN KRONE OMANI RIAL SAUDI ARABIAN RIYAL SGD ZAR SEK CHF THB TND TRY SINGAPOREAN DOLLAR SOUTH AFRICAN RAND SWEDISH KRONA SWISS FRANC THAI BAHT TUNISIAN DINAR TURKISH LIRA Check payment is an available payment method for the currencies listed below. This list is subject to change at any time.

Getting Started I wish to receive my cash payments in a currency other than U.S. dollars, what do I do? To receive your cash payment in a currency other than U.S. dollars select the currency type in Step 1, select payment method in Step 2. Complete banking information in Step 3 (if Electronic Funds Transfer was selected in Step 2) and then sign the Registration Form in Step 4. What if I want to receive U.S. dollar checks, do I need to do anything? No, you do not need to do anything to receive your payment in U.S. dollars. I want to receive proceeds by Electronic Funds Transfer instead of by check, what do I do? Obtain the electronic funds transfer instructions for your financial institution. These include either your ABA, BIC, SWIFT, Chaps SORT or BSB code for your bank/branch, your international bank account number, and, if needed, your intermediary bank information, either ABA routing number or SWIFT code. What is an intermediary bank and why would I need one? Some financial institutions may use intermediary banks to complete the electronic funds transfers. An Intermediary Bank is used to transfer currency between banks if the beneficiary bank is not located in the country of the payment currency i.e., your bank is located in Germany and you are requesting Pounds. In addition, intermediary banks are used in the U.S. to wire funds via the Fedwire system if the Beneficiary bank is not a Fedwire participant. What if I do not know my intermediary bank information? We suggest that you contact your bank to obtain Intermediary Bank Information. Though it is not required for all international wires, not including this information may delay receipt of your funds. What if I do not know my SWIFT code? You can call your bank to get this information. If your bank does not have a SWIFT code, then you will need the SWIFT code for your bank’s head office. Additional Information Can I receive my payment in a currency other than the currency of my bank country? You may choose to receive payment in any draft/check option that Computershare offers. You should verify with your bank that they will be able to process the draft/check if it is not in your local currency. . International Currency and Wire Payment Registration 2UGP_00Q9RI_04

International Currency Exchange and International Wire Services Agreement To utilize the International Currency Exchange and International Wire Services (hereinafter the “Services”) of Computershare Limited and its affiliates (“Computershare”), which allow you to select the currency in which you receive funds and to wire a payment to your bank outside the U.S., you first must review and agree to the terms that are set forth in this International Currency Exchange and International Wire Services Agreement (the “Agreement”). If you are seeking to access and utilize these Services, first you must fill out the registration form for the Services, which you may obtain either by downloading it on-line at Computershare’s website, www.computershare.com (the “Website”), or by regular mail at the addresses listed below in paragraph 9. If you are seeking to utilize the Services on the Website, you must click on an “Accept,” “I agree,” “Submit” or similarly worded button or entry field as indicated. By so doing, your agreement or consent will be legally binding and enforceable. If you are seeking to access the Services by filling out printed documentation, you then must sign the form and acknowledgement, agree to be bound by this Agreement and return the signed form to Computershare, either via fax or by mail, as indicated on the form, before being able to access the Services. Please be aware that if you decline to accept the terms of this Agreement, you will not be able to receive payment in the currency of your choice but will receive payment in U.S. dollars only. Of course, you have the right to accept or decline this Agreement each time you seek to use the Services, at any time, now or in the future, as outlined herein. The terms of this International Currency Exchange Services Agreement are subject to change, so you should regularly review this Agreement during visits to the Website, or by contacting Computershare, either by e-mail or regular mail, to obtain any updates. 1. Scope of the Agreement This Agreement offers you optional Services, separate from other services which you may receive from Computershare. This Agreement is solely to receive Services should you desire to utilize, and pay for, these Services. 2. Description of Services Computershare’s Services offer you the choice of receiving payment in your preferred currency, either by check or electronic funds transfer, at your election, in a range of currencies. See the registration form for details of currencies currently offered through the Services. As this list is subject to change at any time, please contact Computershare if you would like the list as of the date of your transaction. Computershare will not accept (and you should not give) any instructions to make a payment in the name of anyone other than you. To utilize the Services, you will be required to complete a registration form requiring certain personal and banking account information from you and to pay a fee each time a payment is made to you through the Services. This information may include, depending on your payment election, but is not limited to: your banking country; the preferred currency; the beneficiary or receiver of funds; the Beneficiary Bank (where your account is held); the name of the Intermediary Bank (the bank used to transfer currency between banks if the Beneficiary Bank is not located in the country of the payment currency; the SWIFT (Society for Worldwide Interbank Financial Telecommunications) Code and your bank’s local code. Computershare and its agent will maintain the confidentiality of your account information consistent with the requirements of applicable law. You also understand that Computershare cannot be responsible for the exact timing of your receipt of payments made through Services. The name(s) on your bank account must exactly match the name(s) on your Computershare account or your request will not be able to process and fees may be applied. 3. Fees Foreign currency exchange rates depend on the current market, the value of the transaction and the servicer markup. The rates may fluctuate from time to time and from transaction to transaction. Computershare may receive compensation from the servicer for transactions through the Services. 4. Amendment to this Agreement You acknowledge and agree that Computershare may amend or modify in whole or in part the terms of this Agreement at any time. Paper copies of any such changes may be obtained by contacting Computershare by e-mail or regular mail at the addresses listed below in paragraph 9. Any amendment or modification shall take effect when you access and/or use the Services after the date Computershare posts such amendment or modification on the Website, provided such change shall take effect, in each case at any date required by applicable law. 5. Acknowledgement and Consent to Transfer of Personal Financial Information You understand and agree that in order for Computershare to provide the Services, the expertise and services of one or more outside companies will be used and relied upon, and that your personal information, including financial information, will be transmitted to and used by such companies. They may use this information to fulfill their functions in connection with the Services, and for data processing, statistical and risk analysis purposes. You acknowledge that your information may be processed, used and/or stored outside of the United States, in which case it may be accessible by foreign courts, governments or agencies. You consent to Computershare’s transmission of your information and acknowledge and agree that Computershare is not responsible for information that has been transmitted to such outside companies. 6. Liability (a) Computershare will take reasonable care in operating the Services, and will be responsible to you for any losses or expenses suffered or incurred by you as a direct result of Computershare’s gross negligence, willful misconduct or fraud in operating the Services for you. Computershare does not accept liability for any indirect or consequential loss suffered by you, or for any loss which does not arise as a direct result of Computershare’s gross negligence, willful misconduct or fraud; . 2UGP_00Q9RI_05

(b) Neither Computershare nor its servicer shall have any liability for any loss you may suffer as a result of any movement in the exchange rate or in the processing of, or failure to process, your request by your designated banking institution. If you are requesting a USD payment by electronic funds transfer to a non-U.S. bank, Computershare will not be responsible for, and shall have no liability if the local bank does not accept the USD payment. Computershare is not liable if the USD wire is converted by the receiving bank to local currency; (c) Should you fail to cash your foreign currency check within the period of time specified by applicable US state law, you bear the risk that this uncashed check will be subject to escheatment under the applicable US state abandoned property law. If that occurs, you also bear the risk that your payment will be converted back into US dollars at the then prevailing exchange rate, that certain processing fees will be deducted from your payment, and that the payment itself will be forwarded to the applicable state authorities. Due to these currency conversion risks and the additional fees described herein, the amount escheated to the state authorities may differ from your original check amount, and should you subsequently come forward to claim this payment from those state authorities, the amount you ultimately receive will be based only on what was escheated, not your original payment amount; (d) You agree that you are solely responsible for the accuracy of any and all information and instructions that you provide to Computershare, its servicer and any banking institutions and for any and all actions which are carried out in reliance on such information. If you are in any doubt as to whether your instruction has been received or carried out you may contact Computershare as provided for in paragraph 9; (e) Computershare shall not be responsible for delays or failure to perform any of its obligations or functions due to acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockout, riots, acts of war, epidemics, terrorism, governmental regulations superimposed after the fact, judicial orders, communication line failures, power failure, earthquakes or other disasters. 7. Governing Law The terms and conditions of this International Currency Exchange Services Agreement shall be governed by all applicable federal laws of the United States of America and the laws of the State of New York. 8. General Provisions Computershare reserves the right to delay taking action on any particular instructions from you if it reasonably needs to obtain further information from you or to comply with any legal or regulatory requirement (including the obtaining of evidence of identity to comply with anti-money laundering regulations), or to investigate any concerns Computershare may have about the validity of or any other matter relating to the instructions. 9. Contact Information (a) All notices and other communications you send us should either be submitted via e-mail to: shareholder@computershare.com, or be addressed to: Computershare, PO Box 43078, Providence RI 02940-3078; (b) Computershare will send all documents and payments to the address that appears in our records, by regular first class mail. Computershare will send all e-mail responses to the e-mail address from which you sent us instructions; (c) Any documents or payments sent to you will be sent at your own risk; Computershare accepts no liability prior to its receipt of any document, or, where relevant, after the sending of any document or payment to you. 10. Tertiary Currencies Computershare and its affiliates are restricted by law from holding accounts in certain currencies. Payments made in these currencies must be routed through a local third party bank. This routing may delay the processing of your request and affect the currency exchange rate that is applied to your transaction. By requesting a payment in any of these currencies, you accept these risks and agree to hold Computershare and its affiliates harmless, in accordance with the terms set forth in paragraph 6 above, with respect to the currency conversion rate and the length of time required to process your transaction and deliver your proceeds. Please review the list posted below of the tertiary currencies which Computershare and its affiliates currently offer. TERTIARY CURRENCIES – THIS LIST IS SUBJECT TO CHANGE AT ANY TIME BERMUDIAN DOLLAR DJIBOUTIAN FRANCKAZAKHSTANI TENGE SEYCHELLOIS RUPEE BOLIVIAN BOLIVIANO DOMINICAN PESOMALAGASY ARIARYSOUTH KOREAN WON BURUNDIAN FRANC EGYPTIAN POUNDMAURITIAN RUPEESRI LANKAN RUPEE BRUNEIAN DOLLAR GAMBIAN DALASINEPALESE RUPEETAIWANESE NEW DOLLAR CENTRAL AFRICAN STATEGUATAMALAN QUETZALNIGERIAN NAIRA TRINIDADIAN AND TOBAGONIAN CFA FRANC DOLLAR CHILEAN PESO HAITIAN GOURDEPARAGUAYAN GUARANIWEST AFRICAN STATE CFA FRANC COLOMBIAN PESO HONDURAN LEMPIRASSERBIAN DINARYEMENI RIAL 11. Entire Agreement This International Agreement constitutes the entire agreement between the parties concerning the Services and may not be amended, modified or supplemented orally. Any amendment or modification to this Agreement shall become effective solely in accordance with the terms of this Agreement. . 2UGP_00Q9RI_06

Wire Instruction Acknowledgement Form
FOR US DOLLAR WIRES ONLY
(Type or Print Clearly)

Name of Depository Bank:
Address of Depository Bank:

Contact at Depository Bank:
Phone:
Alt. Phone:
Fax:
Email:
Depository Bank ABA Routing No.
Account No.:
Wire Reference:
For Credit to (Account Holder)*:
Taxpayer I.D. No./Social Security No.:

*
Account holder information must match the share registration on the account. if the payment is to a different payee a medallion stamp must be affixed below.

VOLUNTARY CORPORATE ACTION COY: VECT